[PRESTIGE BRANDS INC. LOGO]

Charles N. Jolly
Secretary and General Counsel

September 25, 2006
VIA FEDERAL EXPRESS

Douglas A. Michels
President & CEO
OraSure Technologies, Inc.
220 East First Street
Bethlehem, PA 18015-1360

Jack E. Jerrett, Esquire
Senior VP & General Counsel
OraSure Technologies, Inc.
220 East First Street
Bethlehem, PA 18015-1360

Gentlemen:
Notice of Non-renewal

Pleased be advised that it is the intention of Medtech Products, Inc./Prestige Brands Holdings, Inc. (“Prestige”) not to renew the Distribution Agreement dated April 24, 2003. Prestige is aware that the Term of the Agreement extends to December 31, 2007 and fully intends to purchase its requirements for the Compound W Freeze-Off® business through that date.

    Having advised you that the existing Agreement will not be renewed, I also wish to affirm that Prestige would have considerable interest in negotiating a new agreement whereby the commercial relationship between the two companies would continue. Such an arrangement would necessarily involve a substantial improvement in pricing as well as recognizing the changed circumstances of Prestige’s ownership of the Wartner® business.

We would be pleased to meet and discuss this matter at your convenience.

Very truly yours,

/s/ Charles N. Jolly
Charles N. Jolly